FOR IMMEDIATE RELEASE	June 28, 2021

Jefferies Financial Group Announces Second Quarter 2021 Financial Results --
Jefferies Group LLC Delivers Record Second Quarter
and Six Months Revenues and Net Income
Jefferies Dividend Increased 25% to $1.00 Per Share Annual Rate

New York, New York — June 28, 2021 — Jefferies Financial Group Inc. (NYSE: JEF) today announced its financial results for the three and six months ended May 31, 2021. Net Income attributable to common shareholders for the second quarter was $353 million, or $1.30 per diluted share, and annualized adjusted return on tangible equity was 19.2%1. For the six months ended May 31, 2021, Net income attributable to common shareholders was $935 million, or $3.43 per diluted share, and annualized adjusted return on tangible equity was 27.0%2.

In addition, the Jefferies Board of Directors declared a quarterly cash dividend equal to $0.25 per Jefferies common share, a 25% increase on the prior dividend rate, payable on August 27, 2021 to record holders of Jefferies common shares on August 16, 2021. We expect to file our Form 10-Q on or about July 9, 2021.

Highlights for the three months ended May 31, 2021:
•Jefferies Group LLC
◦Net revenues of $1,617 million, a record for a second quarter and up 56% over the prior year second quarter's then all-time record quarterly net revenues
◦Pre-tax income of $429 million, also a record for a second quarter and up 148% over the prior year quarter, demonstrating the operating leverage inherent in our business model, and record second quarter net earnings of $318 million, up 147% over the prior year quarter
◦Annualized return on tangible equity of 26.9%3, compared with 11.6%4 in the prior year quarter
◦Record quarterly Investment Banking net revenues of $1,034 million, up 227% over the prior year quarter, including record quarterly Advisory net revenues of $391 million, record quarterly Debt Underwriting net revenues of $286 million and Equity Underwriting net revenues of $324 million, a record for a second quarter
◦Quarterly combined Capital Markets net revenues of $500 million, down 31.5% over the prior year quarter; Equities net revenues of $243 million, a record for a second quarter, and Fixed Income net revenues of $257 million
◦Record second quarter Asset Management revenues (before allocated net interest5) of $56 million, up 202% over the prior year quarter and including $15 million in management, performance and similar fees and revenues earned directly or through our strategic affiliates
◦Liquidity buffer of $8.3 billion of cash and unencumbered liquid collateral at May 31, 2021, which represented 16% of our total balance sheet

•Jefferies Financial Group
◦Net income attributable to common shareholders for the second quarter was $353 million, or $1.30 per diluted share, and annualized adjusted return on tangible equity was 19.2%1
◦Merchant Banking pre-tax income of $59 million, reflecting record quarterly results from Idaho Timber and mark-to-market increases in the value of several of our investments in public and private companies

Highlights for the six months ended May 31, 2021:

•Jefferies Group LLC
◦Record six months net revenues of $3,747 million, up 70% over the prior year comparable period's then all-time record net revenues

◦Record six months pre-tax income of $1,100 million, up 170% over the prior year period, and record six months net earnings of $812 million, up 171% over the prior year period
◦Annualized return on tangible equity of 35.8%6, compared with 14.1%7 in the prior year period
◦Record six months Investment Banking net revenues of $2,067 million, up 131% over the prior year period, including record Advisory net revenues of $702 million, record Equity Underwriting net revenues of $819 million and record Debt Underwriting net revenues of $483 million
◦Record six months combined Capital Markets net revenues of $1,395 million, up 14% over the prior year period; record Equities net revenues of $774 million and Fixed Income net revenues of $621 million
◦Record six months Asset Management revenues (before allocated net interest5) of $236 million, up 362% over the prior year period, including $52 million in management, performance and similar fees and revenues earned directly or through our strategic affiliates in the current year period; performance fees and similar revenues recorded in the first six months of the current year are attributable to performance realized in respect of the twelve months ended December 31, 2020
◦Liquidity buffer of $8.3 billion of cash and unencumbered liquid collateral at May 31, 2021, which represented 16% of our total balance sheet

•Jefferies Financial Group
◦For the six months ended May 31, 2021, Net income attributable to common shareholders was $935 million, or $3.43 per diluted share, and annualized adjusted return on tangible equity was 27.0%2
◦Merchant Banking pre-tax income of $167 million, reflecting record six month results from Idaho Timber and mark-to-market increases in the value of several of our investments in public and private companies
◦We repurchased 5.0 million shares for $128 million, or an average price of $25.51 per share during the first six months of 2021; since April 2018, Jefferies has repurchased 123 million shares for $2.6 billion in total, or an average price of $21.04 per share; our share buyback authorization remains at $250 million
◦At May 31, 2021, we had 247 million shares outstanding and 278 million shares were outstanding on a fully diluted basis8
◦Jefferies book value per share was $40.77 and tangible book value per fully diluted share9 was $30.29 at May 31, 2021
◦Since April 2018, Jefferies has returned to shareholders $3.6 billion, or 35% of shareholders' equity and 46% of tangible shareholders' equity10 at the beginning of this effort. Our shareholders' equity at May 31, 2021 is $10.1 billion. Even with our significant return of capital to our shareholders, Jefferies tangible shareholders' equity10 at May 31, 2021 is $8.2 billion, which is over $300 million higher than at March 31, 2018

Rich Handler, our CEO, and Brian Friedman, our President, said:

"We would like to thank our colleagues and clients for Jefferies' spectacular results thus far in 2021. Our performance reflects the continued growth and strength of our global full-service business model and our increasing market share – particularly in Investment Banking, where net revenues for the first half of the year were more than $2 billion and our backlog11 for the third quarter is at a record level. Additionally, our Equities, Fixed Income and Asset Management businesses all are performing well, even as the environment becomes more normalized relative to the uniquely exceptional first quarter.

"We intend to continue our relentless focus on serving our clients, while strategically investing in our global platform and over 4,000 employee-partners. We will strive to remain nimble, non-bureaucratic, entrepreneurial and mindful of risk, as well as continue to prioritize and value our people and culture. We are strategically hiring at all levels and we see this as a key driver of continuing growth. This is evident particularly in Investment Banking, as our capabilities, reach and brand are proving extremely scalable.

"As of our second quarter ending May 31, 2020, Jefferies Group had last twelve months ("LTM") net revenues, LTM earnings before income taxes and LTM net earnings of $3,730 million, $515 million and $388 million, respectively. For our current LTM ending May 31, 2021, our comparable numbers are $6,739 million, $1,870 million and $1,387 million, respectively. These significant increases of 81%, 263% and 257%, respectively, show the remarkable progress that we have achieved over the past year, as we rose to the unique challenges that were presented due to COVID-19 and emerged as an even stronger, more client focused and more diversified firm.

"We are humbled by the loyalty, tenacity, dedication and spirit of our employee-partners. We look forward to seeing more and more of them fully vaccinated, safe and heading back to our offices. We also plan on taking advantage of our newfound ability to offer flexibility to our team in a hybrid environment as we continue to build Jefferies together to best serve our clients."

* * * *

Amounts herein pertaining to May 31, 2021 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the Securities and Exchange Commission ("SEC"). More information on our results of operations for the three and six months ended May 31, 2021 will be provided upon filing our Quarterly Report on Form 10-Q with the SEC.

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words "should," "expect," "intend," "may," "will," or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC.

Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

For further information, please contact:

Teresa S. Gendron
Chief Financial Officer
Jefferies Financial Group Inc.
Tel. (212) 460-1932

Matt Larson
Chief Financial Officer
Jefferies Group LLC
Tel. (212) 284-2338

1	Adjusted return on tangible equity (a non-GAAP financial measure) is defined as Jefferies Financial Group's three months ended May 31, 2021 annualized adjusted net income divided by our adjusted tangible shareholders' equity at February 28, 2021. Refer to schedule on page 14 for reconciliation to U.S. GAAP amounts.
2	Adjusted return on tangible equity (a non-GAAP financial measure) is defined as Jefferies Financial Group's six months ended May 31, 2021 annualized adjusted net income divided by our adjusted tangible shareholders' equity at November 30, 2020. Refer to schedule on page 14 for reconciliation to U.S. GAAP amounts.
3
Return on tangible equity (a non-GAAP financial measure) equals our three months ended May 31, 2021 annualized net earnings attributable to Jefferies Group LLC divided by our tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) of $4,733 million at February 28, 2021. Tangible Jefferies Group LLC member's equity at February 28, 2021 equals Jefferies Group LLC member's equity of $6,540 million less goodwill and identifiable intangibles assets of $1,807 million.

4
Return on tangible equity (a non-GAAP financial measure) equals our three months ended May 31, 2020 annualized net earnings attributable to Jefferies Group LLC divided by our tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) of $4,503 million at February 29, 2020. Tangible Jefferies Group LLC member's equity at February 29, 2020 equals Jefferies Group LLC member's equity of $6,313 million less goodwill and identifiable intangibles assets of $1,810 million.

5
Allocated net interest represents the allocation of a ratable portion of Jefferies Group LLC's long-term debt interest expense to Jefferies Group LLC's Asset Management reportable segment, net of interest income on Jefferies Group LLC's Cash and cash equivalents and other sources of liquidity, which allocation is consistent with Jefferies Group LLC's policy of allocating such items to all its business lines. Refer to Jefferies Group LLC's summary of Net Revenues by Source on page 10 and 11.

6
Return on tangible equity (a non-GAAP financial measure) equals our first six months ended May 31, 2021 annualized net earnings attributable to Jefferies Group LLC divided by our tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) of $4,543 million at November 30, 2020. Tangible Jefferies Group LLC member's equity at November 30, 2020 equals Jefferies Group LLC member's equity of $6,349 million less goodwill and identifiable intangibles assets of $1,805 million.

7
Return on tangible equity (a non-GAAP financial measure) equals our first six months ended May 31, 2020 annualized net earnings attributable to Jefferies Group LLC divided by our tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) of $4,311 million at November 30, 2019. Tangible Jefferies Group LLC member's equity at November 30, 2019 equals Jefferies Group LLC member's equity of $6,125 million less goodwill and identifiable intangibles assets of $1,814 million.

8
Shares outstanding on a fully diluted basis (a non-GAAP financial measure) is defined as Jefferies Financial Group's common shares outstanding plus restricted stock units, stock options, conversion of redeemable convertible preferred shares and other shares. Refer to schedule on page 15 for reconciliation to U.S. GAAP amounts.

9
Tangible book value per fully diluted share (a non-GAAP financial measure) is defined as adjusted tangible book value divided by shares outstanding on a fully diluted basis. Refer to schedule on page 15 for reconciliation to U.S. GAAP amounts.

10	Tangible shareholders' equity (a non-GAAP financial measure) is defined as Jefferies Financial Group shareholders' equity less Intangible assets, net and goodwill. Refer to schedule on page 15 for reconciliation to U.S. GAAP amounts.
11	Backlog represents an estimate of our net revenues from expected future transactions. As an indicator of net revenues in a given future period, it is subject to limitations. The time frame for the realization of revenues from these expected transactions varies and is influenced by factors we do not control. Transactions not included in the estimate may occur, and expected transactions may also be modified or cancelled.

Summary for Jefferies Financial Group Inc. and Subsidiaries
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended May 31,		Six Months Ended May 31,
	2021	2020	2021	2020

Net revenues	$1,950,507	$1,147,589	$4,437,449	$2,533,917

Income before income taxes and loss related to associated companies	$497,665	$82,228	$1,309,018	$307,877
Loss related to associated companies	(23,526)	(6,721)	(34,094)	(74,576)
Income before income taxes	474,139	75,507	1,274,924	233,301
Income tax provision	120,820	31,962	339,056	77,735
Net income	353,319	43,545	935,868	155,566
Net loss attributable to the noncontrolling interests	669	2,580	1,412	4,709
Net loss attributable to the redeemable noncontrolling interests	234	198	1,003	480
Preferred stock dividends	(1,626)	(1,404)	(3,252)	(2,826)
Net income attributable to Jefferies Financial Group Inc. common shareholders	$352,596	$44,919	$935,031	$157,929

Basic earnings per common share attributable to Jefferies Financial Group Inc. common shareholders:
Net income	$1.33	$0.16	$3.51	$0.53

Number of shares in calculation	263,280	286,764	264,829	294,589

Diluted earnings per common share attributable to Jefferies Financial Group Inc. common shareholders:
Net income	$1.30	$0.16	$3.43	$0.53

Number of shares in calculation	271,092	286,764	271,948	295,301

A summary of results for the three months ended May 31, 2021 is as follows (in thousands):

	Investment Banking and Capital Markets	Asset Management	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$1,572,964	$54,554	$318,828	$724	$—	$3,437	$1,950,507

Expenses:
Compensation and benefits	774,549	21,671	27,987	7,035	—	—	831,242
Cost of sales (1)	66,211	10,599	143,847	—	—	—	220,657
Interest expense	—	—	6,114	—	13,829	—	19,943
Depreciation and amortization	20,778	489	17,295	878	—	—	39,440
Selling, general and other expenses	284,868	10,740	41,061	4,910	—	(19)	341,560
Total expenses	1,146,406	43,499	236,304	12,823	13,829	(19)	1,452,842
Income (loss) before income taxes and loss related to associated companies	426,558	11,055	82,524	(12,099)	(13,829)	3,456	497,665
Loss related to associated companies	—	—	(23,526)	—	—	—	(23,526)
Income (loss) before income taxes	$426,558	$11,055	$58,998	$(12,099)	$(13,829)	$3,456	474,139
Income tax provision							120,820
Net income							$353,319

A summary of results for the three months ended May 31, 2020 is as follows (in thousands):

	Investment Banking and Capital Markets	Asset Management	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$1,028,832	$7,391	$107,162	$1,525	$—	$2,679	$1,147,589

Expenses:
Compensation and benefits	551,821	26,502	13,973	6,171	—	—	598,467
Cost of sales (1)	67,601	7,878	80,771	—	—	—	156,250
Interest expense	—	—	8,282	—	12,878	—	21,160
Depreciation and amortization	19,981	2,133	17,378	874	—	—	40,366
Selling, general and other expenses	174,895	12,431	54,753	7,334	—	(295)	249,118
Total expenses	814,298	48,944	175,157	14,379	12,878	(295)	1,065,361
Income (loss) before income taxes and loss related to associated companies	214,534	(41,553)	(67,995)	(12,854)	(12,878)	2,974	82,228
Loss related to associated companies	—	—	(6,721)	—	—	—	(6,721)
Income (loss) before income taxes	$214,534	$(41,553)	$(74,716)	$(12,854)	$(12,878)	$2,974	75,507
Income tax provision							31,962
Net income							$43,545

(1)    Includes Floor brokerage and clearing fees.

A summary of results for the six months ended May 31, 2021 is as follows (in thousands):

	Investment Banking and Capital Markets	Asset Management	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$3,532,473	$281,288	$616,331	$1,314	$—	$6,043	$4,437,449

Expenses:
Compensation and benefits	1,880,761	44,456	55,999	22,569	—	—	2,003,785
Cost of sales (1)	132,785	20,441	239,406	—	—	—	392,632
Interest expense	—	—	12,579	—	27,731	—	40,310
Depreciation and amortization	41,462	968	34,035	1,742	—	—	78,207
Selling, general and other expenses	507,624	22,903	73,603	9,579	—	(212)	613,497
Total expenses	2,562,632	88,768	415,622	33,890	27,731	(212)	3,128,431
Income (loss) before income taxes and loss related to associated companies	969,841	192,520	200,709	(32,576)	(27,731)	6,255	1,309,018
Loss related to associated companies	—	—	(34,094)	—	—	—	(34,094)
Income (loss) before income taxes	$969,841	$192,520	$166,615	$(32,576)	$(27,731)	$6,255	1,274,924
Income tax provision							339,056
Net income							$935,868

A summary of results for the six months ended May 31, 2020 is as follows (in thousands):

	Investment Banking and Capital Markets	Asset Management	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$2,177,661	$27,720	$311,721	$11,317	$—	$5,498	$2,533,917

Expenses:
Compensation and benefits	1,172,745	48,723	31,163	16,029	—	—	1,268,660
Cost of sales (1)	120,475	14,185	153,214	—	—	—	287,874
Interest expense	—	—	17,055	—	25,659	—	42,714
Depreciation and amortization	39,097	2,758	36,219	1,762	—	—	79,836
Selling, general and other expenses	380,853	24,536	127,833	14,134	—	(400)	546,956
Total expenses	1,713,170	90,202	365,484	31,925	25,659	(400)	2,226,040
Income (loss) before income taxes and loss related to associated companies	464,491	(62,482)	(53,763)	(20,608)	(25,659)	5,898	307,877
Loss related to associated companies	—	—	(74,576)	—	—	—	(74,576)
Income (loss) before income taxes	$464,491	$(62,482)	$(128,339)	$(20,608)	$(25,659)	$5,898	233,301
Income tax provision							77,735
Net income							$155,566

(1)    Includes Floor brokerage and clearing fees.

The following financial tables provide information for the results of Jefferies Group LLC and should be read in conjunction with Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2020. Amounts herein pertaining to May 31, 2021 represent a preliminary estimate as of the date of this earnings release and may be revised in Jefferies Group LLC's Quarterly Report on Form 10-Q for the quarter ended May 31, 2021.

Jefferies Group LLC and Subsidiaries
Consolidated Statements of Earnings
(Amounts in Thousands)
(Unaudited)

	Quarter Ended
	May 31, 2021	February 28, 2021	May 31, 2020
Revenues:
Commissions and other fees	$222,643	$236,938	$243,267
Principal transactions	325,059	791,219	467,283
Investment banking	1,000,700	1,003,662	387,491
Asset management fees and revenues	14,567	37,383	4,576
Interest	206,958	219,021	211,941
Other	66,769	60,588	(47,275)
Total revenues	1,836,696	2,348,811	1,267,283
Interest expense	219,278	219,445	232,916
Net revenues	1,617,418	2,129,366	1,034,367

Non-interest expenses:
Compensation and benefits	789,836	1,119,894	571,547

Non-compensation expenses:
Floor brokerage and clearing fees	76,617	76,580	77,619
Technology and communications	107,962	104,341	95,594
Occupancy and equipment rental	32,839	27,990	24,395
Business development	27,023	17,981	8,359
Professional services	59,780	44,288	41,994
Underwriting costs	33,031	36,136	12,485
Other	61,031	30,986	29,506
Total non-compensation expenses	398,283	338,302	289,952
Total non-interest expenses	1,188,119	1,458,196	861,499
Earnings before income taxes	429,299	671,170	172,868
Income tax expense	110,846	177,305	43,972
Net earnings	318,453	493,865	128,896
Net loss attributable to noncontrolling interests	(363)	(203)	(1,842)
Net earnings attributable to Jefferies Group LLC	$318,816	$494,068	$130,738

Pre-tax operating margin	26.5%	31.5%	16.7%
Effective tax rate	25.8%	26.4%	25.4%

Jefferies Group LLC and Subsidiaries
Consolidated Statements of Earnings
(Amounts in Thousands)
(Unaudited)

	Six Months Ended
	May 31, 2021	May 31, 2020
Revenues:
Commissions and other fees	$459,581	$422,802
Principal transactions	1,116,278	839,185
Investment banking	2,004,362	979,493
Asset management fees and revenues	51,950	16,296
Interest	425,979	506,609
Other	127,357	(17,546)
Total revenues	4,185,507	2,746,839
Interest expense	438,723	541,776
Net revenues	3,746,784	2,205,063

Non-interest expenses:
Compensation and benefits	1,909,730	1,206,777

Non-compensation expenses:
Floor brokerage and clearing fees	153,197	138,199
Technology and communications	212,303	184,778
Occupancy and equipment rental	60,829	51,898
Business development	45,004	38,316
Professional services	104,068	86,659
Underwriting costs	69,167	30,014
Other	92,017	60,176
Total non-compensation expenses	736,585	590,040
Total non-interest expenses	2,646,315	1,796,817
Earnings before income taxes	1,100,469	408,246
Income tax expense	288,151	107,985
Net earnings	812,318	300,261
Net loss attributable to noncontrolling interests	(566)	(3,866)
Net earnings attributable to Jefferies Group LLC	$812,884	$304,127

Pre-tax operating margin	29.4%	18.5%
Effective tax rate	26.2%	26.5%

Jefferies Group LLC and Subsidiaries
Selected Statistical Information
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Quarter Ended
	May 31, 2021	February 28, 2021	May 31, 2020
Net Revenues by Source:

Advisory	$390,508	$311,439	$182,081

Equity underwriting	324,462	494,806	124,383
Debt underwriting	285,730	197,417	81,027
Total underwriting	610,192	692,223	205,410
Other investment banking	32,971	29,825	(71,234)
Total investment banking	1,033,671	1,033,487	316,257

Equities	242,949	531,016	237,131
Fixed income	257,197	363,359	493,144
Total capital markets	500,146	894,375	730,275

Other	39,147	31,647	(17,700)

Total Investment Banking and Capital Markets (1) (2)	1,572,964	1,959,509	1,028,832

Asset management fees and revenues	14,567	37,383	4,576
Investment return (3) (4)	41,326	142,873	13,944
Allocated net interest (3) (5)	(11,439)	(10,399)	(12,985)
Total Asset Management	44,454	169,857	5,535

Net Revenues	$1,617,418	$2,129,366	$1,034,367

Other Data:
Number of trading days	64	60	63
Number of trading loss days	20	9	11

Average firmwide VaR (in millions) (6)	$15.77	$16.02	$9.16

(1)	Includes net interest revenues (expense) of $3.7 million, $12.2 million and $(0.8) million for the quarters ended May 31, 2021, February 28, 2021 and May 31, 2020, respectively.
(2)	Allocated net interest is not separately disaggregated for Investment Banking and Capital Markets. This presentation is aligned to our Investment Banking and Capital Markets internal performance measurement.
(3)	Net revenues attributed to the Investment return in Jefferies Group LLC Asset Management have been disaggregated to separately present Investment return and Allocated net interest (see footnote 5 below). This disaggregation is intended to increase transparency and to make clearer actual Investment return. We believe that aggregating Investment return and Allocated net interest would obscure the Investment return by including an amount that is unique to Jefferies Group LLC's credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods.
(4)	Includes direct net interest expense of $4.5 million, $2.3 million and $7.2 million for the quarters ended May 31, 2021, February 28, 2021 and May 31, 2020, respectively.
(5)	Allocated net interest represents the allocation of Jefferies Group LLC's long-term debt interest expense to Jefferies Group LLC's Asset Management, net of interest income on Jefferies Group LLC's Cash and cash equivalents and other sources of liquidity (refer to page 12).
(6)	VaR estimates the potential loss in value of Jefferies Group LLC's trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2020.

Jefferies Group LLC and Subsidiaries
Selected Statistical Information
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Six Months Ended
	May 31, 2021	May 31, 2020
Net Revenues by Source:

Advisory	$701,947	$525,239

Equity underwriting	819,268	256,075
Debt underwriting	483,147	198,179
Total underwriting	1,302,415	454,254
Other investment banking	62,796	(85,763)
Total investment banking	2,067,158	893,730

Equities	773,965	482,772
Fixed income	620,556	741,326
Total capital markets	1,394,521	1,224,098

Other	70,794	59,833

Total Investment Banking and Capital Markets (1) (2)	3,532,473	2,177,661

Asset management fees and revenues	51,950	16,296
Investment return (3) (4)	184,199	34,783
Allocated net interest (3) (5)	(21,838)	(23,677)
Total Asset Management	214,311	27,402

Net Revenues	$3,746,784	$2,205,063

Other Data:
Number of trading days	124	124
Number of trading loss days	29	15

Average firmwide VaR (in millions) (6)	$15.89	$8.29

(1)	Includes net interest revenues of $15.9 million and $2.1 million for the six months ended May 31, 2021 and 2020, respectively.
(2)	Allocated net interest is not separately disaggregated for Investment Banking and Capital Markets. This presentation is aligned to our Investment Banking and Capital Markets internal performance measurement.
(3)	Net revenues attributed to the Investment return in Jefferies Group LLC Asset Management have been disaggregated to separately present Investment return and Allocated net interest (see footnote 5 below). This disaggregation is intended to increase transparency and to make clearer actual Investment return. We believe that aggregating Investment return and Allocated net interest would obscure the Investment return by including an amount that is unique to Jefferies Group LLC's credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods.
(4)	Includes direct net interest expense of $6.8 million and $13.6 million for the six months ended May 31, 2021 and 2020, respectively.
(5)	Allocated net interest represents the allocation of Jefferies Group LLC's long-term debt interest expense to Jefferies Group LLC's Asset Management, net of interest income on Jefferies Group LLC's Cash and cash equivalents and other sources of liquidity (refer to page 12).
(6)	VaR estimates the potential loss in value of Jefferies Group LLC's trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2020.

Jefferies Group LLC and Subsidiaries
Financial Highlights
(Amounts in Millions, Except Where Noted)
(Unaudited)

	Quarter Ended
	May 31, 2021	February 28, 2021	May 31, 2020
Financial position:
Total assets (1)	$52,171	$51,386	$45,084
Average total assets for the period (1)	$59,841	$59,774	$56,480
Average total assets less goodwill and intangible assets for the period (1)	$58,038	$57,967	$54,673

Cash and cash equivalents (1)	$6,221	$6,707	$5,252
Cash and cash equivalents and other sources of liquidity (1) (2)	$8,259	$8,114	$6,542
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	15.8%	15.8%	14.5%
Cash and cash equivalents and other sources of liquidity - % total assets less goodwill and intangible assets (1) (2)	16.4%	16.4%	15.1%

Financial instruments owned (1)	$19,412	$18,571	$18,125
Goodwill and intangible assets (1)	$1,805	$1,807	$1,800

Total equity (including noncontrolling interests) (1)	$6,687	$6,556	$6,430
Total Jefferies Group LLC member's equity (1)	$6,681	$6,540	$6,412
Tangible Jefferies Group LLC member's equity (1) (3)	$4,876	$4,733	$4,612

Level 3 financial instruments:
Level 3 financial instruments owned (1) (4)	$399	$365	$413
Level 3 financial instruments owned - % total assets (1) (4)	0.8%	0.7%	0.9%
Level 3 financial instruments owned - % total financial instruments (1) (4)	2.1%	2.0%	2.3%
Level 3 financial instruments owned - % tangible Jefferies Group LLC member's equity (1) (4)	8.2%	7.7%	9.0%

Other data and financial ratios:
Total long-term capital (1) (5)	$13,406	$13,237	$12,102
Leverage ratio (1) (6)	7.8	7.8	7.0
Tangible gross leverage ratio (1) (7)	10.3	10.5	9.4

Number of trading days	64	60	63
Number of trading loss days	20	9	11
Average firmwide VaR (8)	$15.77	$16.02	$9.16

Number of employees, at period end	4,121	3,984	3,850

Jefferies Group LLC and Subsidiaries
Financial Highlights - Footnotes

(1)
Amounts pertaining to May 31, 2021 represent a preliminary estimate as of the date of this earnings release and may be revised in Jefferies Group LLC's Quarterly Report on Form 10-Q for the quarter ended May 31, 2021.

(2)
At May 31, 2021, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $1,651 million, in aggregate, and $387 million, being the estimated amount of additional secured financing that could be reasonably expected to be obtained from Jefferies Group LLC's financial instruments that are currently not pledged after considering reasonable financing haircuts. The corresponding amounts included in other sources of liquidity at February 28, 2021 were $991 million and $416 million, respectively, and at May 31, 2020, were $998 million and $292 million, respectively.

(3)	Tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) represents total Jefferies Group LLC member's equity less goodwill and identifiable intangible assets. We believe that tangible Jefferies Group LLC member's equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible equity, making these ratios meaningful for investors.

(4)	Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(5)
At May 31, 2021, February 28, 2021 and May 31, 2020, total long-term capital includes Jefferies Group LLC's long-term debt of $6,719 million, $6,681 million and $5,672 million, respectively, and total equity. Long-term debt included in total long-term capital is reduced by amounts outstanding under secured credit facilities, amounts from secured term loans and the amount of debt maturing in less than one year, as applicable.

(6)	Leverage ratio equals total assets divided by total equity.

(7)	Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible Jefferies Group LLC member's equity. The tangible gross leverage ratio is used by rating agencies in assessing Jefferies Group LLC's leverage ratio.

(8)	VaR estimates the potential loss in value of Jefferies Group LLC's trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2020.

Jefferies Financial Group Inc.
Non-GAAP Reconciliation

The following tables reconcile Jefferies Financial Group non-GAAP measures to their respective U.S. GAAP measures. Management believes such non-GAAP measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods. These measures should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. GAAP.

Jefferies Financial Group Adjusted Return on Tangible Equity Reconciliation

The table below reconciles our Net income attributable to Jefferies Financial Group to adjusted net income and our Shareholders' equity to adjusted tangible shareholders' equity (in thousands):

	Three Months Ended May 31, 2021	Six Months Ended May 31, 2021

Net income attributable to Jefferies Financial Group common shareholders (GAAP)	$352,596	$935,031
Intangible amortization expense, net of tax	2,664	5,251
Adjusted net income (non-GAAP)	$355,260	$940,282
Annualized adjusted net income (non-GAAP)	$1,421,040	$1,880,564

	February 28, 2021	November 30, 2020

Shareholders' equity (GAAP)	$9,745,862	$9,403,893
Less: Intangible assets, net and goodwill	(1,914,322)	(1,913,467)
Less: Deferred tax asset	(410,420)	(393,687)
Less: Weighted average quarter-to-date or year-to-date impact of 2021 cash dividends and share repurchases	(36,759)	(142,189)
Adjusted tangible shareholders' equity (non-GAAP)	$7,384,361	$6,954,550

Adjusted return on tangible equity	19.2%	27.0%

Jefferies Financial Group Book Value and Shares Outstanding GAAP Reconciliation

The table below reconciles our book value (shareholders' equity) to adjusted tangible book value and our common shares outstanding to fully diluted shares outstanding (in thousands, except per share amounts):

May 31, 2021

Book value (GAAP)	$10,072,634
Redeemable convertible preferred shares converted to common shares (1)	125,000
Stock options (2)	122,062
Intangible assets, net and goodwill	(1,912,480)
Adjusted tangible book value (non-GAAP)	$8,407,216

Common shares outstanding (GAAP)	247,032
Restricted stock units ("RSUs")	19,842
Redeemable convertible preferred shares converted to common shares (1)	4,441
Stock options (2)	5,156
Other	1,110
Fully diluted shares outstanding (non-GAAP) (3)	277,581

Book value per share outstanding	$40.77
Tangible book value per fully diluted share outstanding	$30.29

(1) Redeemable convertible preferred shares added to book value and fully diluted shares assume that the redeemable convertible preferred shares are converted to common shares.
(2) Stock options added to book value are equal to the total number of stock options outstanding as of May 31, 2021 of 5,156,000 multiplied by the weighted average exercise price of $23.67 on May 31, 2021. Stock options added to fully diluted shares are equal to the total stock options outstanding on May 31, 2021.
(3) Fully diluted shares outstanding include vested and unvested RSUs as well as the target number of RSUs issuable under the senior executive compensation plans. Fully diluted shares outstanding also include all stock options and the additional common shares if our redeemable convertible preferred shares were converted to common shares.

Jefferies Financial Group Shareholders' Equity GAAP Reconciliation

The table below reconciles our shareholders' equity to tangible shareholders' equity (in thousands):

	May 31, 2021	March 31, 2018

Shareholders' equity (GAAP)	$10,072,634	$10,259,080
Intangible assets, net and goodwill	(1,912,480)	(2,450,957)
Tangible shareholders' equity (non-GAAP)	$8,160,154	$7,808,123